UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 8, 2017

CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.
On May 8, 2017, CEC Entertainment, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended April 2, 2017. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished in this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and will not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in that filing.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated May 8, 2017

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: May 9, 2017	By:	/s/ Dale R. Black
Dale R. Black
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated May 8, 2017

4

Exhibit 99.1
News Release
CEC Entertainment, Inc. Reports
Financial Results for the 2017 First quarter

IRVING, Texas - May 8, 2017 - CEC Entertainment, Inc. (the “Company”) today announced financial results for its first quarter ended April 2, 2017.

•	Company reports net income of $17.2 million compared to $17.9 million in the first quarter of 2016. Adjusted EBITDA(1) increased 1.3% to $83.5 million over the first quarter of 2016

•	IRS tax refund delays drove a decrease in first quarter comparable venue sales for our Chuck E. Cheese’s and Peter Piper Pizza venues of 2.8%

•	PlayPass system deployed in 355 venues as of April 2, 2017

•	One new company-operated Peter Piper Pizza venue and three new international Chuck E. Cheese’s franchise venues opened in the first quarter of 2017

“I’m proud that we were able to increase Adjusted EBITDA to $83.5 million in the first quarter of 2017 in spite of the revenue challenges we faced caused by delays in IRS tax refunds in February,” said Tom Leverton, Chief Executive Officer. “A strong operating focus and the very encouraging initial impact of our recently implemented inventory management system, led to the improved Adjusted EBITDA.”

Leverton continued, “Additionally, we continue to invest in growth and technology initiatives to advance our brand and enhance the experience we deliver to our guests. During the first quarter of 2017, we implemented PlayPass in 87 additional venues. Recently we decided to expand our test of Order Service Kiosks to four additional markets and expand our test of table-side ordering tablets to 50 additional venues. Finally, we successfully opened an additional new Peter Piper Pizza venue during the first quarter, bringing the total to five new Company-operated Peter Piper Pizza venues since the third quarter of 2016, while our franchisees opened three new Chuck E. Cheese’s international locations during the quarter. Looking forward in 2017, we expect to complete the PlayPass implementation nationwide and expand our Peter Piper presence further, while continuing to further refine our food and entertainment offerings and continually enhance our in-store experience.”

First Quarter Results (1)
Comparable venue sales for our Company-operated venues decreased 2.8%. Company-operated venue sales for the first quarter of 2017 were negatively impacted by a delay in income tax refunds to much of our core customer base. Company-operated venue sales were also negatively impacted by approximately $4.7 million of incremental deferred revenue when compared to the first quarter of 2016, resulting from the implementation of our proprietary PlayPass card system.
Total revenues decreased $9.4 million to $265.0 million during the first quarter of 2017 compared to the first first quarter of 2016. Before the impact of incremental deferred revenue related to Play Pass, total revenues decreased $4.7 million
The Company reported net income of $17.2 million for the first quarter of 2017, compared to net income of $17.9 million for the first quarter of 2016. The decrease in net income was driven by the decrease in Company-operated venue sales and the impact of incremental deferred revenue, offset by improved Company-operated venue cost margins and lower general and administrative expenses.
During the first quarter of 2017 Adjusted EBITDA increased $1.0 million, or 1.3%, to $83.5 million compared to the first quarter of 2016.
Balance Sheet and Liquidity
As of April 2, 2017, cash and cash equivalents were $94.9 million, and the principal outstanding on our debt was $1.0 billion, with net availability of $140.1 million on our undrawn revolving credit facility. During the first quarter of 2017, we had capital expenditures of $23.9 million, of which $9.2 million related to our PlayPass initiative and another $4.3 million related to other growth initiatives. In addition, we had $2.1 million in capital expenditures related to IT initiatives.
________________

(1)	For our definition of Adjusted EBITDA, see the financial table “Reconciliation of Non-GAAP Financial Measures” included within this press release.

As of April 2, 2017, the Company’s system-wide portfolio consisted of:

	Chuck E. Cheese’s	Peter Piper Pizza	Total
Company operated	523	37	560
Domestic franchised	29	62	91
International franchised	54	46	100
Total	606	145	751
Conference Call Information:
The Company will host a conference call beginning at 9:00 a.m. Central Time on Tuesday, May 9, 2017. The call can be accessed by dialing (855) 743-8451 or (330) 968-0151 for international participants and conference code 14882224.
A replay of the call will be available from 12:00 p.m. Central Time on May 9, 2017 through 11:00 p.m. Central Time on May 16, 2017. The replay of the call can be accessed by dialing (800) 585-8367 or (404) 537-3406 for international participants and conference code 14882224.
About CEC Entertainment, Inc.
For 40 years, CEC Entertainment has served as the nationally recognized leader in family dining and entertainment with both its Chuck E. Cheese’s and Peter Piper Pizza venues. As America’s #1 place for birthdays, Chuck E. Cheese’s goal is to create positive, lifelong memories for families through fun, food, and play and is the place Where A Kid Can Be A Kid ®. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®. As a strong advocate for its local communities, Chuck E. Cheese’s has donated more than $14 million to schools through its fundraising programs and supports its national charity partner, Big Brothers Big Sisters. Peter Piper Pizza, with its neighborhood pizzeria feel, features dining, entertainment and carryout. The solution to ‘family night out’, Peter Piper Pizza takes pride in delivering a food first, parent friendly experience that reconnects family and friends. Expanding nationally, Peter Piper Pizza recently opened locations in Oklahoma, Nevada and Las Vegas featuring an all new prototype design. As of April 2, 2017 the Company and its franchisees operated a system of 606 Chuck E. Cheese’s and 145 Peter Piper Pizza venues, with locations in 47 states and 12 foreign countries and territories. For more information, visit chuckecheese.com and peterpiperpizza.com.

Investor Inquiries:                            Media Inquiries:
Dale R. Black                                Christelle Dupont
EVP & CFO                                Public Relations Manager
CEC Entertainment, Inc.                            CEC Entertainment, Inc.
(972) 258-4525                             (972) 258-4223
dblack@cecentertainment.com                        cdupont@cecentertainment.com

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, objectives of management and expected market growth, are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended January 1, 2017, filed with the Securities and Exchange Commission on March 16, 2017. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to:

•	our strategy, outlook and growth prospects;

•	our operational and financial targets and dividend policy;

•	our planned expansion of the venue base and the implementation of the new design in our existing venues;

•	general economic trends and trends in the industry and markets; and

•	the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include, but are not limited to:

•	negative publicity concerning food quality, health, general safety and other issues, and changes in consumer preferences;

•	our ability to successfully expand and update our current venue base;

•	our ability to successfully implement our marketing strategy;

•	our ability to compete effectively in an environment of intense competition in both the restaurant and entertainment industries;

•	our ability to weather economic uncertainty and changes in consumer discretionary spending;

•	increases in food, labor and other operating costs;

•	our ability to successfully open international franchises and to operate under the U.S. and foreign anti-corruption laws that govern those international ventures;

•	risks related to our substantial indebtedness;

•	failure of our information technology systems to support our current and growing businesses;

•	disruptions to our commodity distribution system;

•	our dependence on third-party vendors to provide us with sufficient quantities of new entertainment-related equipment, prizes and merchandise at acceptable prices;

•	risks from product liability claims and product recalls;

•	the impact of governmental laws and regulations and the outcomes of legal proceedings;

•	potential liability under certain state property laws;

•	fluctuations in our financials due to new venue openings;

•	local conditions, natural disasters, terrorist attacks and other events and public health issues;

•	the seasonality of our business;

•	inadequate insurance coverage;

•	labor shortages and immigration reform;

•	loss of certain personnel;

•	our ability to protect our trademarks or other proprietary rights;

•	risks associated with owning and leasing real estate, as well as the risks from any forced venue relocation or closure;

•	our ability to successfully integrate the operations of companies we acquire;

•	impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets;

•	our failure to maintain adequate internal controls over our financial and management systems; and

•	other risks, uncertainties and factors set forth in Part I, Item 1A. “Risk Factors” of our Annual Reprt on Form 10-K for the fiscal year ended January 1, 2017, filed with the SEC on March 16, 2017.
The forward-looking statements made in this press release reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward -looking statements by these cautionary statements.
- financial tables follow -

CEC ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands, except percentages)

	Three Months Ended
	April 2, 2017		April 3, 2016
REVENUES:
Food and beverage sales	$124,419	47.0%	$122,202	44.5%
Entertainment and merchandise sales	135,917	51.3%	147,557	53.8%
Total Company venue sales	260,336	98.3%	269,759	98.3%
Franchise fees and royalties	4,623	1.7%	4,559	1.7%
Total revenues	264,959	100.0%	274,318	100.0%
OPERATING COSTS AND EXPENSES:
Company venue operating costs:
Cost of food and beverage (exclusive of items shown separately below) (1)	28,218	22.7%	30,521	25.0%
Cost of entertainment and merchandise (exclusive of items shown separately below) (2)	8,487	6.2%	8,750	5.9%
Total cost of food, beverage, entertainment and merchandise (3)	36,705	14.1%	39,271	14.6%
Labor expenses (3)	66,388	25.5%	69,043	25.6%
Depreciation and amortization (3)	26,412	10.1%	27,629	10.2%
Rent expense (3)	23,319	9.0%	24,150	9.0%
Other venue operating expenses (3)	36,750	14.1%	36,010	13.3%
Total Company venue operating costs (3)	189,574	72.8%	196,103	72.7%
Other costs and expenses:
Advertising expense	13,382	5.1%	13,100	4.8%
General and administrative expenses	17,264	6.5%	18,018	6.6%
Transaction, severance and related litigation costs	80	—%	749	0.3%
Total operating costs and expenses	220,300	83.1%	227,970	83.1%
Operating income	44,659	16.9%	46,348	16.9%
Interest expense	17,061	6.4%	17,061	6.2%
Income before income taxes	27,598	10.4%	29,287	10.7%
Income tax expense	10,378	3.9%	11,372	4.1%
Net income	$17,220	6.5%	$17,915	6.5%
________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).
(1)    Percentage amount expressed as a percentage of food and beverage sales.
(2)    Percentage amount expressed as a percentage of entertainment and merchandise sales.
(3)    Percentage amount expressed as a percentage of total Company venue sales.

(4)
Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total Company venue sales.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share information)

	April 2, 2017	January 1, 2017
ASSETS
Current assets:
Cash and cash equivalents	$94,926	$61,023
Other current assets	65,582	63,938
Total current assets	160,508	124,961
Property and equipment, net	588,531	592,886
Goodwill	483,876	483,876
Intangible assets, net	483,137	484,083
Other noncurrent assets	23,167	24,306
Total assets	$1,739,219	$1,710,112
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Bank indebtedness and other long-term debt, current portion	$7,600	$7,613
Other current liabilities	115,463	102,578
Total current liabilities	123,063	110,191
Capital lease obligations, less current portion	13,457	13,602
Bank indebtedness and other long term debt, net of deferred financing costs, less current portion	967,503	968,266
Deferred tax liability	185,418	186,290
Other noncurrent liabilities	224,833	225,758
Total liabilities	1,514,274	1,504,107
Stockholder’s equity:
Common stock, $0.01 par value; authorized 1,000 shares; 200 shares issued as of April 2, 2017 and January 1, 2017	—	—
Capital in excess of par value	358,767	357,166
Accumulated deficit	(131,045)	(148,265)
Accumulated other comprehensive loss	(2,777)	(2,896)
Total stockholder’s equity	224,945	206,005
Total liabilities and stockholder’s equity	$1,739,219	$1,710,112

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended
	April 2, 2017	April 3, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,220	$17,915
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,305	28,998
Deferred income taxes	(861)	(8,287)
Stock-based compensation expense	151	135
Amortization of lease related liabilities	(139)	12
Amortization of original issue discount and deferred debt financing costs	1,137	1,136
Loss on asset disposals, net	1,755	2,177
Non-cash rent expense	832	1,730
Other adjustments	1	27
Changes in operating assets and liabilities:
Operating assets	(5,006)	(4,317)
Operating liabilities	15,400	4,246
Net cash provided by operating activities	58,795	43,772
Cash flows from investing activities:
Purchases of property and equipment	(22,793)	(18,823)
Development of internal use software	(1,129)	(3,625)
Proceeds from sale of property and equipment	105	79
Net cash used in investing activities	(23,817)	(22,369)
Cash flows from financing activities:
Repayments on senior term loan	(1,900)	(1,900)
Other financing activities	758	(578)
Net cash used in financing activities	(1,142)	(2,478)
Effect of foreign exchange rate changes on cash	67	419
Change in cash and cash equivalents	33,903	19,344
Cash and cash equivalents at beginning of period	61,023	50,654
Cash and cash equivalents at end of period	$94,926	$69,998

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Measures
Certain financial measures presented in this press release, such as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted EBITDA as a percentage of revenues (“Adjusted EBITDA Margin”) are not recognized terms under accounting principles generally accepted in the United States (“GAAP”). The Company believes that the presentation of these measures is appropriate to provide additional information to investors about certain material non-cash items and about unusual items that the Company’s management does not expect to continue at the same level in the future, as well as other items. Further, the Company believes that these measures provide a meaningful measure of operating profitability because the Company’s management uses them for performance evaluations and compensation measures for the Company’s executives, to supplement GAAP measures of performance in the evaluation of the effectiveness of the Company’s business strategies, to make budgeting decisions and to compare the Company’s performance against that of other peer companies using similar measures. The Company also presents Adjusted EBITDA because it is substantially similar to Credit Agreement EBITDA, a measure used in calculating financial ratios and other calculations under our debt agreements, except for the Change in deferred amusement revenue. By reporting Adjusted EBITDA, the Company provides a basis for comparison of its business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.
The Company’s definition of Adjusted EBITDA allows for the exclusion of certain non-cash and other income and expense items that are used in calculating net income from continuing operations. However, these are items that may recur, vary greatly and can be difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these items can represent the reduction of cash that could be used for other corporate purposes. These measures should not be considered as alternatives to operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance, or cash flows as measures of liquidity. These measures have important limitations as analytical tools, and users should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, the Company relies primarily on its GAAP results and uses Adjusted EBITDA and Adjusted EBITDA Margin only supplementally.
The following table sets forth a reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA Margin for the periods shown:

	Three Months Ended
	April 2, 2017	April 3, 2016

Total revenues	$264,959	$274,318
Net income as reported	$17,220	17,915
Interest expense	17,061	17,061
Income tax expense	10,378	11,372
Depreciation and amortization	28,305	28,998
Loss on asset disposals, net	1,755	2,177
Non-cash stock-based compensation	151	135
Rent expense book to cash	980	2,249
Franchise revenue, net cash received	(90)	(109)
Impact of purchase accounting	215	199
Venue pre-opening costs	239	221
One-time and unusual items	2,267	1,813
Cost savings initiatives	—	62
Change in deferred amusement revenue	5,044	388
Adjusted EBITDA	$83,525	$82,481
Adjusted EBITDA Margin	31.5%	30.1%

CEC ENTERTAINMENT, INC.
VENUE COUNT INFORMATION
(Unaudited)

	Three Months Ended
	April 2, 2017	April 3, 2016
Number of Company-owned venues:
Beginning of period	559	556
New	1	1
Closed	—	(1)
End of period	560	556
Number of franchised venues:
Beginning of period	188	176
New	3	4
Closed	—	(1)
End of period	191	179
Total number of venues:
Beginning of period	747	732
New	4	5
Closed	—	(2)
End of period	751	735